SCHEDULE II
                   INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

COMMON STOCK-TRIAD SYSTEMS CORP

 GIL II, LTD.

          12/05/94            5,000             4.9375

 GAMCO INVESTORS, INC.

          12/30/94            9,500             5.1250

          12/23/94            4,000             5.0000

          11/29/94           10,000             5.0000

          11/16/94            3,000-            5.1250























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON NASDAQ.
(2) PRICE EXCLUDES COMMISSION.



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